Exhibit 99.2
Unaudited Pro Forma Financial Information
The following unaudited pro forma condensed consolidated financial information is presented to illustrate the estimated effects of (i) the issuance of $172.5 million aggregate principal amount of the 4.5% exchangeable notes due 2023, (ii) borrowing under Encore’s Revolving Credit Facility in connection with the Transaction (defined below), and (iii) the acquisition of all of the outstanding equity interests of Cabot not previously held by Encore (the “Transaction” and collectively, the “Pro Forma Transactions”).
The unaudited pro forma condensed consolidated financial information presented below was prepared based on the audited consolidated financial statements of Encore as of and for the year ended December 31, 2017, and the unaudited condensed consolidated interim financial statements of Encore as of and for the three months ended March 31, 2018. The unaudited pro forma condensed consolidated financial information reflects a number of adjustments made to the financial information of Encore. The basis for the adjustments reflected in the unaudited pro forma condensed consolidated financial information and the key assumptions made are explained in the notes to the information accompanying the tables.
The consummation of the Transaction resulted in Encore acquiring all of the outstanding equity interests of Cabot not previously owned by Encore. Because the acquisition of the noncontrolling interest is significant to Encore under Regulation S-X, Encore is required to provide this pro forma information upon the acquisition of the noncontrolling interest.
The unaudited pro forma condensed consolidated statement of financial condition as of March 31, 2018 gives effect to the Pro Forma Transactions as if they had occurred on March 31, 2018. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 give effect to the Pro Forma Transactions as if they had occurred on January 1, 2017. The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations would have been had the Pro Forma Transactions occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

ENCORE CAPITAL GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition as of March 31, 2018
(In Thousands, Except Par Value Amounts)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma Financial Statement
Assets
Cash and cash equivalents	$217,138	$—		$217,138
Investment in receivable portfolios, net	3,024,141	—		3,024,141
Deferred court costs, net	85,887	—		85,887
Property and equipment, net	81,008	—		81,008
Other assets	276,966	17,785	(a)	294,751
Goodwill	957,120	—		957,120
Total assets	$4,642,260	$17,785		$4,660,045
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$244,948	$—		$244,948
Debt, net	3,607,101	1,292	(b)	3,608,393
Other liabilities	33,187	—		33,187
Total liabilities	3,885,236	1,292		3,886,528
Redeemable noncontrolling interest	155,249	(145,548)	(c)	9,701
Equity:
Common stock, $.01 par value, 50,000 shares authorized, 25,912 shares issued and outstanding, actual, 30,818 shares issued and outstanding, adjusted	259	49	(d)	308
Additional paid-in capital	45,906	162,860	(e)	208,766
Accumulated earnings	626,130	(10,690)	(f)	615,440
Accumulated other comprehensive loss	(61,463)	—		(61,463)
Total Encore Capital Group, Inc. stockholders’ equity	610,832	152,219		763,051
Noncontrolling interest	(9,057)	9,822	(c)	765
Total equity	601,775	162,041		763,816
Total liabilities, redeemable equity and equity	$4,642,260	$17,785		$4,660,045
See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

ENCORE CAPITAL GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For The Three Months Ended March 31, 2018
(In Thousands, Except Per Share Amounts)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma Financial Statement
Revenues
Revenue from receivable portfolios	$281,009	$—		$281,009
Other revenues	35,968	—		35,968
Total revenues	316,977	—		316,977
Allowance reversals on receivable portfolios, net	9,811	—		9,811
Total revenues, adjusted by net allowances	326,788	—		326,788
Operating expenses
Salaries and employee benefits	89,259	—		89,259
Cost of legal collections	53,855	—		53,855
Other operating expenses	33,748	—		33,748
Collection agency commissions	11,754	—		11,754
General and administrative expenses	39,284	—		39,284
Depreciation and amortization	10,436	—		10,436
Total operating expenses	238,336	—		238,336
Income from operations	88,452	—		88,452
Other (expense) income
Interest expense	(57,462)	3,706	(g)	(53,756)
Other income	2,193	—		2,193
Total other expense	(55,269)	3,706		(51,563)
Income before income taxes	33,183	3,706		36,889
(Provision) benefit for income taxes	(9,470)	835	(h)	(8,635)
Net income	23,713	4,541		28,254
Net (income) loss attributable to noncontrolling interest	(1,886)	1,909	(i)	23
Net income attributable to Encore Capital Group, Inc. stockholders	$21,827	$6,450		$28,277
Earnings per share attributable to Encore Capital Group, Inc.:
Basic earnings per share	$0.84			$0.91
Diluted earnings per share	$0.83			$0.90
Weighted average shares outstanding:
Basic	26,056	4,906		30,962
Diluted	26,416	4,906		31,322
See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

ENCORE CAPITAL GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For The Year Ended December 31, 2017
(In Thousands, Except Per Share Amounts)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma Financial Statement
Revenues
Revenue from receivable portfolios	$1,053,373	$—		$1,053,373
Other revenues	92,429	—		92,429
Total revenues	1,145,802	—		1,145,802
Allowance reversals on receivable portfolios, net	41,236	—		41,236
Total revenues, adjusted by net allowances	1,187,038	—		1,187,038
Operating expenses
Salaries and employee benefits	315,742	—		315,742
Cost of legal collections	200,058	—		200,058
Other operating expenses	104,938	—		104,938
Collection agency commissions	43,703	—		43,703
General and administrative expenses	158,080	—		158,080
Depreciation and amortization	39,977	—		39,977
Total operating expenses	862,498	—		862,498
Income from operations	324,540	—		324,540
Other (expense) income
Interest expense	(204,161)	10,417	(g)	(193,744)
Other income	10,847	—		10,847
Total other expense	(193,314)	10,417		(182,897)
Income from continuing operations before income taxes	131,226	10,417		141,643
(Provision) benefit for income taxes	(52,049)	3,755	(h)	(48,294)
Income from continuing operations	79,177	14,172		93,349
Loss from discontinued operations, net of tax	(199)	—		(199)
Net income	78,978	14,172		93,150
Net loss attributable to noncontrolling interest	4,250	1,923	(i)	6,173
Net income attributable to Encore Capital Group, Inc. stockholders	$83,228	$16,095		$99,323
Amounts attributable to Encore Capital Group, Inc.:
Income from continuing operations	$83,427	$16,095		$99,522
Loss from discontinued operations, net of tax	(199)	—		(199)
Net income	$83,228	$16,095		$99,323
Earnings per share attributable to Encore Capital Group, Inc.:
Basic earnings (loss) per share from:
Continuing operations	$3.21			$3.22
Discontinued operations	$(0.01)			$—
Net basic earnings per share	$3.20			$3.22
Diluted earnings (loss) per share from:
Diluted income from continuing operations per share	$3.16			$3.18
Discontinued operations	$(0.01)			$(0.01)
Net diluted earnings per share	$3.15			$3.17
Weighted average shares outstanding:
Basic	25,972	4,906		30,878
Diluted	26,405	4,906		31,311
See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Basis of Presentation
The Unaudited Pro Forma Condensed Consolidated Financial Information (the “Pro Forma Financial Information”) has been prepared to reflect the following transactions:
(i) the issuance of $172.5 million aggregate principal amount of the 4.5% exchangeable notes due 2023 (the “2023 Notes”) and the net proceeds therefrom;
(ii) borrowing under Encore’s Revolving Credit Facility in connection with the Transaction; and
(iii) the Transaction.
2. Pro Forma Adjustments

Adjustments to the pro forma condensed consolidated statement of financial condition

(a) This adjustment represents the cost of capped call transactions we entered into in connection with the issuance of the 2023 Notes. Because the 2023 Notes are initially exchangeable solely into cash, under applicable accounting principles, the capped call option associated with the 2023 Notes does not qualify for equity recognition and is required to be recorded as a derivative asset on our consolidated financial statement. The change in fair value of the derivative asset will be recorded in earnings in each reporting period. However, subsequent to the “share reservation date,” which is on or about the end of the third calendar quarter of 2018, the capped call option will qualify as a freestanding equity instrument and will be reclassified to equity with no subsequent remeasurement. The change in fair value of the derivative through the date of reclassification is recorded in our consolidated statements of operations. We currently expect the amount of these gains and losses of the capped call option to be partially offset by losses and gains, respectively, corresponding to changes in the fair value of the exchange feature of the 2023 Notes that are initially recorded as a derivative liability, and are subject to similar derivative accounting.
(b) This adjustment reflects the extinguishment of approximately $271.3 million of the remaining outstanding preferred equity certificates (“PECs”) not previously held by Encore as a result of the Transaction and the capitalization of $4.7 million of loan costs of the 2023 Notes, offset by the borrowing of $104.8 million under Encore’s Revolving Credit Facility and the issuance of $172.5 million aggregate principal amount of the 2023 Notes. We estimated approximately $14.5 million of debt discount for the 2023 Notes, which equals the initial fair value of the exchange feature of the 2023 Notes upon issuance. Because the 2023 Notes are initially exchangeable solely into cash, under applicable accounting principles, the exchange feature of the 2023 Notes will initially be treated as an embedded derivative instrument that, for accounting purposes, must be bifurcated from its host instrument and accounted for separately. The fair value of the derivative component will be re-measured at the end of each reporting period, with any difference from the previously reported fair value being reflected as a gain or loss in our statement of operations. Although the bifurcated derivative is measured separately, it should be presented on a combined basis with the host contract. Therefore, the exchange option is combined with the 2023 Notes and presented within Debt in our consolidated balance sheet. Subsequent to the “share reservation date,” which is on or about the end of the third calendar quarter of 2018, the exchange feature of the 2023 Notes will be required to reclassified as equity, the change in fair value of the derivative through the date of reclassification is recorded in our consolidated statements of operations.
(c) This adjustment reflects the purchase of minority shareholders’ common equity as part of the Transaction.
(d) This adjustment reflects the issuance of 4,906,482 shares of restricted common stock as part of the purchase consideration for the Transaction. The restricted common stock had an offering price of $36.80 per share, which is the last reported sale price of our common stock per share on The NASDAQ Global Select Market on July 24, 2018, the date we completed the Transaction.
(e) This adjustment reflects the additional paid in capital of $180.5 million resulting from the issuance of restricted common stock as a result of the Transaction, offset by the net adjustment to equity on the Transaction of approximately $17.7 million.

Cash consideration	$234,101
Stock consideration	180,559
Purchase price	414,660
Less: PEC acquired at the Transaction	(271,284)
Consideration transferred to acquire remaining equity interest	143,376
Less: Carrying value of redeemable noncontrolling interest	(145,548)
Less: Carrying value of noncontrolling interest	9,822
Estimated direct transaction costs	10,000
Net adjustment to equity	$17,650

(f) This adjustment reflects certain Transaction related fees that are recorded as expenses and the settlement amount on the foreign exchange forward contract with a notional amount of £176.0 million that we entered into associated with the Transaction. The forward contract will settle on August 3, 2018 resulting in a cash payment of approximately $9.3 million.

Adjustments to the pro forma condensed consolidated statements of operations

(g) This adjustment primarily reflects the removal of $7.7 million and $25.9 million of interest expense incurred on the PECs during the three months ended March 31, 2018 and year ended December 31, 2017, respectively, offset by approximately $4.0 million and $15.5 million additional interest expense on the $172.5 million principal amount of the 2023 Notes and the borrowing of $104.8 million under Encore’s Revolving Credit Facility and amortization of loan costs associated with the issuance of the 2023 Notes during the three months ended March 31, 2018 and year ended December 31, 2017, respectively. The effective interest rate on the 2023 Notes is determined to be 6.5%, and the interest rates on the Revolving Credit Facility are based on the actual weighted average interest rates of 4.6% and 4.0% during the three months ended March 31, 2018 and year ended December 31, 2017, respectively.

(h) Represents the income tax effects associated with the pro forma adjustments computed based upon a statutory rate of 19.0% in the United Kingdom during the periods presented, and a statutory rate of 25.0% and 38.3% in the United States during the three months ended March 31, 2018 and year ended December 31, 2017, respectively. The interest expense on the PECs were not tax deductible, and therefore did not have any tax impact in the pro forma adjustments during the periods presented.

(i) This adjustment reflects the add-back of net income attributable to noncontrolling shareholders of Cabot during the periods presented.

Non-GAAP Financial Measures
Set forth below are certain non-GAAP financial measures calculated on a pro forma basis, including adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as “Economic EPS” when adjusted income attributable to Encore is adjusted for certain shares associated with Encore’s existing convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes). Management uses these measures to assess operating performance in order to highlight trends in Encore’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.
These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share and total operating expenses as indicators of Encore’s operating performance. Further, these non-GAAP financial measures, as presented by us, may not be comparable to similarly titled measures reported by other companies. We have included below a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
The following table provides a reconciliation between income from continuing operations and diluted income from continuing operations per share attributable to Encore calculated in accordance with GAAP, to non-GAAP adjusted income from continuing operations and adjusted income from continuing operations per share attributable to Encore, and to pro forma non-GAAP adjusted income from continuing operations and pro forma non-GAAP adjusted income from continuing operations per share attributable to Encore, respectively. Additionally, we have presented the following metrics both including and excluding the dilutive effect of our existing convertible notes to better illustrate the economic impact of these notes and the related hedging transactions to shareholders, with the GAAP item under the “Per Diluted Share-Accounting” and non-GAAP item under the “Per Diluted Share-Economic,” respectively (in thousands, except per share data):

	Three months ended March 31, 2018			Year ended December 31, 2017
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income from continuing operations attributable to Encore, as reported	$21,827	$0.83	$0.83	$83,427	$3.16	$3.18
Non-GAAP adjustments:
Convertible notes non-cash interest and issuance cost amortization	3,035	0.12	0.12	12,353	0.47	0.47
Acquisition, integration and restructuring related expenses(1)	572	0.02	0.02	16,628	0.63	0.63
Net gain on fair value adjustments to contingent considerations(2)	(2,274)	(0.09)	(0.09)	(2,822)	(0.11)	(0.11)
Amortization of certain acquired intangible assets(3)	2,068	0.08	0.08	3,561	0.13	0.14
Expenses related to Cabot IPO(4)	2,984	0.11	0.11	15,339	0.58	0.58
Income tax effect of the adjustments(5)	(810)	(0.03)	(0.03)	(7,936)	(0.30)	(0.30)
Adjustments attributable to noncontrolling interest(6)	(1,558)	(0.06)	(0.06)	(15,720)	(0.60)	(0.60)
Impact from tax reform(7)	—	—	—	1,182	0.05	0.05
Non-GAAP adjusted income from continuing operations attributable to Encore	$25,844	$0.98	$0.98	$106,012	$4.01	$4.04
Pro Forma non-GAAP adjustments:
Total Pro Forma adjustments(8)	6,451			16,095
Additional convertible notes non-cash interest and issuance cost amortization, net of tax(9)	648			2,158
Non-GAAP adjustments allocated to Cabot’s noncontrolling interest holders(10)	1,558			15,335
Pro Forma non-GAAP adjusted income from continuing operations attributable to Encore	$34,501	$1.10	$1.10	$139,600	$4.46	$4.48
Weighted average shares outstanding:
Diluted	26,416			26,405
Economic	26,416			26,227
Pro Forma diluted	31,322			31,311
Pro Forma economic	31,322			31,133
________________________

(1)
Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(2)
Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

(3)
As we continue to acquire debt solution service providers around the world, the acquired intangible assets, such as trade names and customer relationships, have grown substantially. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.

(4)
Amount represents expenses related to our pursuit of the initial public offering by our subsidiary Cabot. We adjust for this amount because we believe these expenses were not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(5)
Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred.

(6)
Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

(7)
As a result of the U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) change, we incurred a net additional tax expense of approximately $1.2 million during the year ended December 31, 2017. We believe the Tax Reform Act related expenses are not indicative of our ongoing operations, therefore adjustment for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(8)
Represents the total pro forma adjustments relating to the Pro Forma Transactions during the respective periods as illustrated in the “Unaudited pro forma condensed consolidated financial information” section.

(9)	Represents the estimated non-cash interest and issuance cost amortization relating to the $172.5 million principal amount of the 2023 Notes, net of applicable tax provision.

(10)
The pro forma non-GAAP adjusted income from continuing operations attributable to Encore and pro forma non-GAAP Economic EPS give effect to the Pro Forma Transactions as if they had occurred on January 1, 2017. As discussed in (6) above, the initial adjustments allocated to noncontrolling shareholders included adjustments allocated to the noncontrolling shareholders of Cabot, therefore, we added back such adjustments as if we owned 100% of Cabot during the periods presented.